Exhibit 10.2

EXECUTION VERSION

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF (A) THE SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 15, 2012 BY AND BETWEEN OXFORD FINANCE LLC AND LENDER (AS DEFINED HEREIN) AND (B) THE SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 15, 2012 BY AND BETWEEN ATEL VENTURES, INC., AS AGENT, AND LENDER (AS DEFINED HEREIN) (THE “SUBORDINATION AGREEMENTS”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF EITHER SUBORDINATION AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENTS SHALL GOVERN AND CONTROL.

COMPLETE GENOMICS, INC.

Convertible Subordinated Promissory Note

September 15, 2012	U.S. $30,000,000

COMPLETE GENOMICS, INC., a Delaware corporation (“Borrower”), hereby promises to pay to BGI-HONGKONG CO., LIMITED, a limited company incorporated in Hong Kong (the “Lender”), at such place as the Lender may from time to time designate in writing, the principal sum of Thirty Million U.S. Dollars ($30,000,000) (the “Loan”) or if less, the aggregate unpaid and outstanding principal amount advanced by the Lender to Borrower pursuant to the terms hereof, together with interest accruing thereon, and all other amounts owed by Borrower to the Lender hereunder, all in accordance with the terms hereof. Lender agrees to the terms hereof as provided herein.

Section 1. Definitions.

“ATEL” means the lender or lenders under the ATEL Loan Agreement.

“ATEL Loan Agreement” means the Loan and Security Agreement No. COMPX, dated as of December 17, 2010, as amended, among ATEL Ventures, Inc., as agent for its affiliated funds under an Intercompany Agency and Power of Attorney Agreement dated as of April 30, 2010, the lenders party thereto from time to time, and Borrower.

“ATEL Senior Loan” means the loan extended by ATEL to Borrower pursuant to the ATEL Loan Agreement.

“Borrower” has the meaning set forth in the preamble.

“Borrower’s Liabilities” means the then-outstanding principal amount hereof, accrued and unpaid interest hereunder, and any other amounts owed by Borrower hereunder.

“Business Day” means a business day in California and Hong Kong.

“Change of Control” means any transaction or series of related transactions pursuant to which one or more Persons or group of Persons, other than Lender and its affiliates, acquires (i)

equity securities (or other securities convertible into equity securities) of Borrower possessing the voting power sufficient to elect a majority of the members of the board of directors of Borrower (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of Borrower’s equity or otherwise) or (ii) a majority of the assets of Borrower and its Subsidiaries, taken as a whole.

“Common Stock” means the common stock, par value $0.001 per share, of Borrower.

“Conversion Shares” means the Common Stock issued to Lender upon conversion pursuant to Section 4.

“Event of Default” has the meaning set forth in Section 7(a).

“Interest Rate” has the meaning set forth in Section 2.

“Lender” has the meaning set forth in the preamble.

“Loan” has the meaning set forth in the preamble.

“Maturity Date” has the meaning set forth in Section 3(g).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 15, 2012, by and among BGI-Shenzhen, Beta Acquisition Corporation, and Borrower.

“Note” means this Convertible Subordinated Promissory Note.

“Offer Price” has the meaning set forth in Section 4(a).

“Oxford” means the lender or lenders under the Loan and Security Agreement (as it may be amended from time to time), dated as of March 25, 2011, among Oxford Finance LLC in its capacity as collateral agent for the lenders thereunder and as a lender, the lenders from time to time a party thereto, and Borrower.

“Oxford Loan Agreement” means the Loan and Security Agreement (as it may be amended from time to time), dated as of March 25, 2011, among Oxford in its capacity as collateral agent for the lenders thereunder and as a lender, the lenders from time to time a party thereto, and Borrower.

“Oxford Senior Loan” means the loan extended by Oxford to Borrower pursuant to the Oxford Loan Agreement.

“Payment/Advance Request Form” has the meaning set forth in Section 3(a).

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, governmental authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Senior Creditors” means Oxford and ATEL.

“Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person owns directly or indirectly a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the members of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“U.S.$” or “$” refers to the lawful currency of the United States of America.

Section 2. Interest. The outstanding principal hereof shall bear interest at a rate equal to 6% per annum (the “Interest Rate”) from the date hereof through and including the date all amounts of principal of and interest on this Note are paid in full in cash. On the last day of each calendar quarter and on the Maturity Date, accrued interest calculated at a rate equal to the Interest Rate shall be added to the principal hereof and thereby capitalized. All computations of interest hereunder shall be computed on the basis of a 360-day year comprising twelve (12) months consisting of thirty (30) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3. Multiple Draws; Prepayment and Repayment; Maturity Date; Incorporation of Covenants; Etc.

(a) Multiple Draws. Proceeds of the Loan shall be available through multiple draws up to an aggregate principal amount of $30,000,000. Each draw shall be requested by Borrower to the Lender in writing (in form reasonably satisfactory to Lender) (“Payment/Advance Request Form”) at least three Business Days prior to the requested funding date, which shall be a Business Day. The first draw shall be in the amount of $6,000,000 and shall be funded by Lender on October 1, 2012, without further request by Borrower. Thereafter, there shall be no more than one funding per calendar month, beginning in November 2012. Fundings shall be the least of (i) the number of months, beginning September, 2012 and ending the month immediately prior to the month of funding, multiplied by $6,000,000, (ii) the amount of cash expended by Borrower in the calendar month beginning September, 2012 and ending the month immediately prior to the month of funding, and (iii) a different amount requested by Borrower, in each case minus the aggregate fundings hereunder prior to the currently contemplated funding. Proceeds will be wire transferred to Borrower. It shall be a condition to Lender’s obligation to fund on a proposed date of funding that (x) no Event of Default (other than an Event of Default under Section 7(a)(vii)) exists, (y) Borrower has delivered a Payment/Advance Request Form as required in this Section 3(a), and (z) the Merger Agreement has not been terminated and remains a valid and binding obligation of the parties thereto.

(b) Voluntary Prepayment. Upon two Business Day’s prior written notice by Borrower to Lender, all or any part of the interest and/or principal obligation evidenced by this Note may be repaid by Borrower without premium or penalty.

(c) Mandatory Prepayment. Net proceeds of any debt or equity financing by Borrower after the date hereof (except for advances made under this Note) shall be applied first to the repayment of the Senior Creditors to the extent required by the Senior Creditors’ credit documents with Borrower, and after the Senior Debt (as defined in the Subordination

Agreements) has been repaid in full, 50% of such net proceeds shall be applied to repay the Borrower Liabilities in the order set forth in Section 3(f).

(d) Re-Borrowings. Borrower may not reborrow the principal amount of the Loan which is repaid.

(e) Use of Proceeds. The proceeds of the Loan shall be used solely for working capital and capital expenditure requirements in the ordinary course of business.

(f) Payments. All payments due under this Note shall be made in cash in lawful money of the United States and immediately available funds, unless otherwise specified herein. All payments shall be applied first to accrued but unpaid interest, next to costs and expenses of Lender payable hereunder, and then to any outstanding principal.

(g) Maturity Date. The outstanding principal of and accrued and unpaid interest on this Note shall be due and payable on the earlier of (i) September 30, 2014 (or if such day is not a Business Day, then on the next succeeding Business Day), (ii) the date upon which a Change of Control occurs, and (iii) the occurrence of an Event of Default (the “Maturity Date”).

(h) Incorporation of Oxford Loan Agreement Negative Covenants. Article 7 (Negative Covenants) of the Oxford Loan Agreement as it exists on the date hereof and notwithstanding any amendment or modification after the date hereof is incorporated herein mutatis mutandis (including all applicable definitions) as if Borrower is “Borrower” (as defined in this Note) and Lender is “Lender” (as defined in this Note); provided that under Section 7.4 of the Oxford Loan Agreement, Borrower’s ability to incur Subordinated Debt (as defined in the Oxford Loan Agreement) shall not require Lender’s consent or entry into a subordination agreement as long as such indebtedness is subordinated to the indebtedness under this Note to the same extent that the indebtedness under this Note is subordinated pursuant to the Subordination Agreements.

Section 4. Conversion; Registration Rights.

(a) Conversion. The principal amount hereof and all accrued and unpaid interest hereon shall be convertible by Lender at any time following the termination of the Merger Agreement into Common Stock at the Offer Price (as defined in the Merger Agreement). Conversion of a portion of this Note shall not affect Lender’s obligation to continue funding pursuant to Section 3(a). If a Change of Control is to occur, Lender may elect that such conversion occur upon the Change of Control, with the effect that Lender will receive the consideration thereunder due to holders of the Common Stock in lieu of being repaid the principal of and interest on the Loan. Upon conversion of this Note pursuant hereto, Lender shall surrender this Note for reduction of the stated principal amount hereof. At its expense, Borrower will issue and deliver to Lender a certificate for the number of shares of Common Stock to which Lender is entitled upon such conversion.

(b) Fractional Shares. No fractional shares of the Common Stock will be issued upon conversion and no payment shall be made for any fractional share, which is hereby waived by Lender.

(c) Registration Rights. Borrower and Lender shall be bound by the registration rights provisions set forth in Exhibit A attached hereto during any period for which Lender holds Conversion Shares.

Section 5. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(a) Organization, Good Standing and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own and operate its properties and assets and to carry on its business as presently conducted. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of Borrower, its officers, directors and stockholders necessary for execution and delivery of this Note and the performance of all obligations of Borrower hereunder required to be taken has been taken. This Note constitutes a valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Reserved Common Stock. Borrower has reserved sufficient Common Stock to allow conversion hereof to Common Stock pursuant to Section 4.

(d) Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Borrower is required in connection with the valid execution, delivery and performance by Borrower of this Note and the transactions contemplated thereby, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(e) No Conflict. The execution, delivery and performance of this Note will not result in (i) any violation of any provisions of Borrower’s Amended and Restated Certificate of Incorporation or Bylaws or of any federal or state statute, rule or regulation, applicable to Borrower or (ii) conflict with or constitute, with or without the passage of time and giving of notice either (A) a default under any such provision or under any instrument, judgment, order, writ, decree, contract, lease, purchase order or agreement to which Borrower is a party or by which it is bound or (B) an event which results in the creation of any lien, charge or encumbrance upon any material assets of Borrower.

Section 6. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower that:

(a) Requisite Power and Authority. Lender has all necessary power and authority under all applicable provisions of law to execute and deliver this Note and to carry out its provisions. All action on Lender’s part required for the lawful execution and delivery of this Note has been taken. This Note constitutes a valid and legally binding obligation of Lender, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(c) Residence. Lender’s principal residence or office location is set forth in Section 8(c).

(d) Purchase Entirely for Own Account. This Note and any Common Stock issued to Lender upon conversion hereof are and are to be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note or the Conversion Shares.

(e) Restricted Securities. Lender understands that this Note and any Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Lender represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Lender must bear the economic risk of this investment indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available. Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Lender to transfer all or any portion of such securities under the circumstances, in the amounts or at the times Lender might propose.

(f) Legends. Lender understands that the Conversion Shares may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

Section 7. Events of Default; Acceleration; Remedies.

(a) The occurrence of any of the following events shall constitute a default by Borrower (“Event of Default”) under this Note: (i) Borrower fails to pay any of Borrower’s Liabilities when due and payable or declared due and payable hereunder; (ii) Borrower fails to perform, keep or observe in any material respect any material obligation under this Note; (iii) a petition under any section or chapter of Title 11 of the United States Code, as amended, or any similar law or regulation is filed by or against Borrower, if Borrower shall make an assignment for the benefit of creditors, or if any similar case or proceeding is filed by Borrower or against it by its creditors, provided that such actions not taken voluntarily by Borrower will not constitute an Event of Default if dismissed or stayed within 60 days thereof; (iv) any material representation and warranty of Borrower is untrue in any material respect and Borrower does not effect a cure by causing such representation and warranty to become true prior to such time as Lender is materially harmed thereby, (v) (1) the Borrower fails to make any payment when due (after any applicable grace period) with respect to the Oxford Senior Loan, the ATEL Senior Loan or any other present or future indebtedness (whether actual or contingent) of the Borrower for or in respect of moneys borrowed in an aggregate principal amount of at least $1,000,000 or (2) any lenders, creditors or similar parties in respect of the agreements referred to in clause (v)(1) of this Section 7(a) declares any such indebtedness to be due and payable prior to its stated maturity date; (vi) the Senior Creditors take possession of, or commence action with a view to the seizure, compulsory acquisition, or possession of the assets of the Borrower; or (vii) an Event of Default (as defined in the Oxford Loan Agreement, including all applicable definitions, as it exists on the date hereof and notwithstanding any amendment or modification after the date hereof) occurs and is continuing.

(b) Subject to the Subordination Agreements, if an Event of Default (other than an Event of Default under Section 7(a)(iii)) has occurred and is continuing, upon written notice by Lender to Borrower, all of Borrower’s Liabilities hereunder shall be due and payable forthwith and Lender may, without notice or demand, exercise all rights and remedies available to Lender under this Note or at law or equity. If an Event of Default occurs under Section 7(a)(iii), then automatically all of Borrower’s Liabilities hereunder shall immediately become due and payable. The acceptance by Lender of partial payment made hereunder after the time any Borrower’s Liabilities become due and payable hereunder will not establish a custom, or waiver any rights of Lender to enforce the prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note.

(c) If at any time or times after the date of this Note, Lender: (i) employs counsel for advice or other representation to enforce any rights of Lender against Borrower; and/or (ii) attempts to or enforces any of Lender’s rights or remedies under this Note, the reasonable costs and expenses incurred by Lender with respect to the foregoing shall be part of Borrower’s Liabilities hereunder, payable by Borrower to Lender on demand.

Section 8. Miscellaneous.

(a) Severance. If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

(b) Assignment. This Note may be assigned by the Lender to any affiliate of Lender but shall not otherwise be assignable without Borrower’s consent, except that Borrower’s consent shall no longer be required after the entire principal amount committed hereunder by the Lender shall have been drawn.

(c) Notices. Any notices under this Note shall be given by personal delivery or by nationally recognized overnight courier service at the addresses specified below or any address specified by in writing from time to time by Borrower and Lender. Notices shall be effective upon receipt or upon affirmative refusal to accept delivery.

If to Lender:	BGI-HONGKONG CO., LIMITED
16 Dai Fu Street, Tai Po Industrial Estate
Tai Po, Hong Kong
Attn: CHU Sze Nam
Fax: +852 2636 5406
email: ericchu@genomics.cn

with a copy to:	O’Melveny & Myers
1 Connaught Road Central
Hong Kong
Attn: David Johnson
Fax: +852 2522 1760
email: djohnson@omm.com

If to Borrower:	Complete Genomics, Inc.
2071 Stierlin Court
Mountain View, California 94043
Attn: Ajay Bansal, Chief Financial Officer
Fax: (650) 964-2108
Email: abansal@completegenomics.com

(d) THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY IS LOCATED.

(g) NO PROVISION OF THIS NOTE SHALL ALTER OR IMPAIR THE OBLIGATION OF BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE AT THE TIMES, PLACE AND RATE, AND IN THE COIN OR CURRENCY, HEREIN PRESCRIBED, AS PROVIDED HEREIN.

(h) Termination. This Note and the Borrower’s obligations hereunder shall terminate and be of no further force or effect upon the payment in full in cash of the Borrower’s Liabilities (other than inchoate obligations).

IN WITNESS WHEREOF, Borrower and Lender have caused this Convertible Subordinated Promissory Note to be duly executed on the date first stated above.

BORROWER:
COMPLETE GENOMICS, INC.
By:	/s/ Clifford A. Reid
Name: Clifford A. Reid
Title: Chief Executive Officer

LENDER:
BGI-HONGKONG CO., LIMITED
By:	/s/ Yin Ye
Name: Yin Ye
Title: COO

Exhibit A

Registration Rights Provisions

1. Certain Definitions. As used in this Note, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person (and “control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of voting securities or otherwise).

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Convertible Securities” shall mean (i) any debt or equity securities of Borrower, including preferred stock, that are convertible into or exchangeable for Common Stock, and (ii) any rights, warrants or options to subscribe for or purchase Common Stock or any securities described in clause (i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Public Offering” shall mean an underwritten public offering of equity securities of Borrower pursuant to an effective registration statement filed by Borrower under the Securities Act (other than on a Form S-8 or successors to such form).

“Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean the Conversion Shares then held by Lender. Any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act after the date hereof and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities are disposed of by Lender in a transaction in which Lender’s rights under this Agreement are not assigned. Any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Expenses” shall mean all expenses incurred in complying with Section 2 of this Exhibit (excluding Selling Expenses), including, without limitation, all federal and state registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for Borrower, Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration, and all other accounting fees incurred by Borrower and fees and disbursements of one counsel for Lender in an amount not to exceed $35,000.

“Registration Statement” shall mean any registration statement of Borrower which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Underwritten Offering” shall mean a sale of securities of Borrower to an underwriter for reoffering to the public.

2. Piggyback Registration.

2.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, each time Borrower decides to Register any of its Common Stock (other than a Form S-4, a Form S-8, a universal shelf or a transaction pursuant to Rule 145 under the Securities Act (or any successor forms or rules)), on a form that would be suitable for a Registration involving solely Registrable Securities (a “Piggyback Registration”), Borrower shall (a) promptly give Lender written notice thereof and (b) include in such Registration and in any underwriting involved therein, all of the Registrable Securities specified in a written request delivered to Borrower by Lender within 10 Business Days after delivery of such written notice from Borrower.

2.2 Underwriting in Piggyback Registration.

(a) Notice of Underwriting in Piggyback Registration. If a Piggyback Registration is an Underwritten Offering, the right of Lender to Registration pursuant to this Section 2 shall be conditioned upon the inclusion of Lender’s Registrable Securities in such underwriting to the extent provided in Section 2.2.2. If Lender proposes to distribute its securities through such underwriting, Lender shall (together with Borrower and any other stockholders distributing their securities through such underwriting) enter into a customary underwriting agreement with the underwriter(s) selected by Borrower for such offering.

(b) Priority on Registration. In the event the underwriter(s) advise Borrower in writing that market factors (including, without limitation, the aggregate number of shares of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the type of securities to be sold or the number of securities to be underwritten, then the number of shares that may be included in the underwriting shall be allocated in such offering in the following order of priority: (A) if the registration is initiated by a Person other than Borrower, (i) first, the number of shares requested to be registered by such Person and Lender based upon their relative proportionate total holdings of shares requested to be included in such Registration, which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; (ii) second, the number of shares that Borrower has requested to be included in such Registration Statement, which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered; and (iii) third, the number of shares requested by other Persons to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above; and (B) in the case of a Registration initiated by Borrower, (i) first, 100% of the securities that Borrower proposes to sell, and (ii) second, the number of shares of securities which all other Persons, including Lender, have requested to be included in such Registration which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among such Persons based upon their relative proportionate total holdings of securities of Borrower.

(c) Right of Withdrawal in Piggyback Registration. If Lender disapproves of the terms of the underwriting, Lender may elect to withdraw therefrom by notice to Borrower and the underwriter(s) prior to the execution of the underwriting agreement. The securities so withdrawn shall also be withdrawn from the Registration.

2.3 Blue Sky in Piggyback Registration. In the event of any Piggyback Registration, Borrower shall exercise commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (a) Borrower shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by the selling stockholders.

2.4 S-3 Registration. Promptly (but in any event, no later than 30 days following the date upon which Lender converts all outstanding principal and accrued interest under the Note into Conversion Shares pursuant to Section 4 of the Note), Borrower shall prepare and file with the Commission a Registration Statement on Form S-3 (including, without limitation, in accordance with General Instruction I.D. of such Form) covering the resale of the Registrable Securities, and may, at the election of Lender, include a shelf registration statement (as defined below). Borrower shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after it has been filed.

3. Expenses of Registration. All Registration Expenses incurred in connection with any Registration pursuant to this Agreement shall be borne by Borrower. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of Lender incurred in connection with any Registration pursuant to this Agreement shall be borne by the stockholders holding the Registrable Securities included in such Registration pro rata on the basis of the number of shares so Registered.

4. Obligations of Borrower. Whenever required under Section 2 (so long as Borrower or other initiator of such Registration, in its sole discretion, does not abandon the Registration) to use its reasonable efforts to effect the Registration of any Registrable Securities, Borrower shall, as expeditiously as reasonably possible:

4.1 File Registration Statement. Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the distribution described in the Registration Statement has been completed; provided, however, that in connection with any proposed Registration intended to permit an offering of any securities from time to time (i.e., a so-called “shelf registration”), Borrower shall in no event be obligated to cause any such Registration to remain effective for more than 450 days, said period to be increased by one day for each day that the effectiveness of the shelf-registration is suspended and for each day that the Prospectus cannot be used due to a notification under Section 5.5 or other legal requirement to amend the Prospectus, or in accordance with Section 8 hereof.

4.2 File Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

4.3 Furnish Prospectus. Furnish to Lender such numbers of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

4.4 Deregistration. Promptly deregister, if requested by Lender, any Registrable Securities which are not sold pursuant to a Registration after the Registration Statement relating thereto is no longer effective.

4.5 Notification to Lender. Promptly notify Lender (i) and (if requested) confirm such notice in writing, as soon as practicable after notice thereof is received by Borrower (a) when the Registration Statement and any amendments thereto have been filed and become effective and the Prospectus, offering circular or other offering document or any amendment or supplement to the Prospectus has been filed or (b) of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or for additional information, and (ii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (a) the happening of any event of which Borrower is aware as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which made, not misleading and, at the request of Lender, Borrower shall as promptly as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which made, not misleading or (b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, whereupon, in either case each Investor shall immediately cease to use such Registration Statement or Prospectus for any purpose and, as promptly as practicable thereafter, Borrower shall prepare and file with the Commission, and shall furnish without charge to the appropriate Investors and managing underwriters, if any, a supplement or amendment to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Investors and any underwriters may reasonably request.

5. Information Furnished by Lender. It shall be a condition precedent of Borrower’s obligations under this Agreement that Lender furnish to Borrower such information regarding Lender and the distribution proposed by it as Borrower may reasonably request in the event Registrable Securities are included in any Registration.

6. Indemnification.

6.1 Borrower’s Indemnification of Lender. Borrower shall indemnify Lender and each of its directors, officers, employees and agents with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities and expenses (or actions in respect thereof) to the extent such claims, losses, damages or liabilities and expenses arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, preliminary Prospectus or Registration Statement incident to any such Registration, qualification or compliance, are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or are based on any violation (or alleged violation) by Borrower of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities law in connection with the offering covered by the Registration; and Borrower shall reimburse Lender and each of its directors, officers, employees and agents for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or expense; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of Borrower, provided that the request for such consent has been provided to Lender no less than 30 days prior to such date of settlement, and such settlement does not provide for any admission of guilt or liability on the part of Lender, which consent (consistent with the foregoing) shall not be unreasonably withheld, conditioned or delayed; and provided, further, that Borrower will not be liable to Lender or any of its directors, officers, employees or agents in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in written information furnished to Borrower by Lender or any of its directors, officers, employees or agents and stated to be for use in connection with the offering of securities of Borrower, unless Lender has provided in writing to the Company, within a reasonable period of time prior to the filing of any such Prospectus, preliminary Prospectus or Registration Statement incident to the

Registration, qualification or compliance or any amendment or supplement thereto, information which corrected any such untrue statement or omission previously furnished to Borrower, and Borrower failed to include such information therein. The indemnification provided herein shall survive any transfer of securities covered hereby.

6.2 Lender’s Indemnification of Borrower. Lender shall, (i) indemnify Borrower and each of its directors, officers, employees, agents and each other Person who controls the Company within the meaning of the Securities Act, any underwriter and any other Person selling securities under such Registration or any of such other Person’s shareholders, partners, members, managers, trustees, directors, officers, employees, agents or any Person who controls such Person within the meaning of the Securities Act or Exchange Act, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, preliminary Prospectus or Registration Statement incident to any such Registration, qualification or compliance, based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or are based on any violation (or alleged violation) by Lender of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities law in connection with the offering covered by the Registration; and (ii) reimburse Borrower and each of its directors, officers, employees, agents and such control Persons, underwriter or other Person, or stockholder, partner, member, manager, director, officer, employee, agent or controlling Person of such Person, for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or expense; provided, however, that, Lender shall indemnify or reimburse, as applicable, to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such Prospectus or Registration Statement in reliance upon and in conformity with written information concerning Lender which is furnished to Borrower by Lender and stated to be specifically for use in connection with such Registration; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected, consistent with Section 7.1, without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall any indemnity under this Section 7.2 exceed the proceeds from the offering received by Lender.

6.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim with counsel mutually satisfactory to the parties; provided, however, that if any party reasonably determines that there may be a conflict between the position of Borrower or Lender in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.

6.4 Contribution. If the indemnification provided for in Sections 7.1 or 7.2 is held by a court of competent jurisdiction to be unavailable (other than expressly provided therein) to an indemnified party with respect to any claim, loss, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Borrower and Lender agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph.

7. Market Stand-off. If so requested by the underwriters or any managing underwriter in respect of an Underwritten Offering of Borrower’s securities, Lender shall not sell, make any short sale of, loan, grant any option for the purchase of, hypothecate, hedge or otherwise dispose of any securities of Borrower (other than those included in the Registration Statement with respect to such offering) (a) during the up to 90-day period specified by the underwriters or the managing underwriter(s) following the commencement of any subsequent Underwritten Offering of equity securities of Borrower. In order to enforce the foregoing covenants, Borrower may impose stop-transfer instructions with respect to the securities of Lender. Lender shall enter into a separate agreement providing for the foregoing, as may be requested by the underwriters or any managing underwriter of any such public offering.

8. Assignment. Lender may assign its rights hereunder to any permitted assignee of the Convertible Securities or Registrable Securities, provided that such assignment is of all of Lender’s Convertible Securities or Registrable Securities, as applicable.